EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of Harris Corporation and in the related Prospectuses of our report dated April 26, 2007, with respect to the financial statements of Multimax Incorporated as of, and for the two years ended December 31, 2006, which report appears in this Current Report on Form 8-K/A of Harris Corporation filed with the Securities and Exchange Commission pertaining to Harris Corporation’s acquisition of Multimax Incorporated:

Form S-8	No. 333-75114	Harris Corporation Retirement Plan
Form S-8	Nos. 33-37969; 33-51171; and 333-07985	Harris Corporation Stock Incentive Plan
Form S-8	No. 333-49006	Harris Corporation 2000 Stock Incentive Plan
Form S-3	No. 333-100823	Harris Corporation Debt and Equity Securities
Form S-3	No. 333-108486	Harris Corporation Debt and Equity Securities
Form S-8	No. 333-130124	Harris Corporation 2005 Equity Incentive Plan
Form S-3 ASR	No. 333-132238	Harris Corporation Debt and Equity Securities

/s/
GRANT THORTON LLP

Certified Public Accountants

McLean, Virginia
August 15, 2007